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                                                                   EXHIBIT 10.33


                   AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS


                  This Agreement and General Release of All Claims ("Agreement") is entered into by and between Charles M. Mabrey ("You" or "Employee") and Boston Scientific Corporation ("BSC") as of the latest date of execution by the parties to this Agreement. This Agreement supersedes and cancels any prior employment agreements or arrangements You may have entered into with BSC except for the Employment Agreement ("Employment Agreement") signed by You on May 19, 1987, and attached hereto as Attachment 1. Employee's obligations under the Employment Agreement shall be in addition or complementary to, and shall not be superseded, by this Agreement.

                  In consideration of the mutual covenants, agreements, and representations contained herein, the adequacy of which is hereby acknowledged, the parties hereto expressly and intentionally bind themselves as follows:

         1.       TRANSITION AND ULTIMATE TERMINATION OF EMPLOYMENT

                  You hereby acknowledge and agree that effective January 1, 1999 ("Transition Date") your position as a full-time Senior Vice President, Operations, of BSC will transition to that of a part-time employee working one hundred (100) hours per quarter. You further acknowledge and agree that your position as Senior Vice President, Operations, of BSC and as an employee of BSC will end entirely on December 31, 2000, subject to possible earlier termination as set forth in Paragraph 5(d), below ("Termination Date"). For the period between the Transition Date and Termination Date, You will continue to perform the job responsibilities referenced in Paragraph 5(a), below.

         2.       PAYMENTS BY BSC

                  (a) For the first twelve-(12) month period (the "First Twelve-(12) Month Period") immediately following the Transition Date, BSC will pay to You on each regular payroll cycle the bi-weekly portion of your current BSC base annual salary of the sum of Two Hundred Seventy Thousand Four Dollars and Eighty cents ($270,004.80) (i.e., $10,384.80 per bi-weekly payroll cycle), less applicable payroll withholding for taxes and other applicable deductions. These payments will be made as compensation for the job responsibilities to be undertaken by You as referenced in Paragraph 5(a), below.


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                  (b) For the second twelve-(12) month period (the "Second
Twelve-(12) Month Period") following the Transition Date, BSC will pay to You on each regular payroll cycle the bi-weekly portion of the sum of Five Thousand Dollars and no cents ($5,000.00) per quarter (i.e., $769.23 per bi-weekly payroll cycle), less applicable payroll withholding for taxes and other applicable deductions. These payments will be made in recognition of and as compensation for the reduced job responsibilities to be undertaken by You during the Second Twelve-(12) Month Period, such reduced responsibility to consist primarily of your provision of transition assistance to your successor(s) on an as-needed basis. You expressly acknowledge that upon the occurrence of the Termination Date, You will not be eligible for any payments or benefits in addition to those described in this Agreement under any existing BSC Severance Pay Plan and/or Layoff Notification Plan.

                  (c) To help defray the incremental costs you may incur in securing health insurance coverage for You and your spouse (over and above your normal contribution) once your participation in the BSC medical and dental programs ceases, BSC will pay you within a reasonable period of time after June 30, 2000 a one-time bonus in the gross amount of Seventy Thousand Dollars and no cents ($70,000.00), which includes a "grossed up" amount to account for tax obligations you will incur as a result of this payment.

                  (d) BSC will pay You for all accrued but unused vacation time through the Termination Date in accordance with applicable Massachusetts law.

         3.       STATUS OF EMPLOYMENT BENEFITS

                  (a) The Split Dollar Life Insurance Policy currently in place on your behalf will remain in place, and all of the terms and conditions of that Policy will continue to apply.

                  (b) As of January 1, 1999, you will have the opportunity to convert the group dependent life insurance coverage you have elected to a non-group life insurance plan upon meeting applicable eligibility requirements.

                  (c) You agree and acknowledge that your participation in BSC's Global Employee Stock Option Plan, if any, Accidental Death and Dismemberment (AD&D), Business Travel Accident, and Short-Term and Long-Term Disability Plans will terminate as of your Transition Date; that your accrual of vacation time under the applicable BSC vacation policy will continue through the Termination Date and will be based on your scheduled number of work hours; that you will not be eligible to receive holiday pay; and that your participation in BSC's 401(k) Plan will continue, based on your scheduled number of work hours, through the Termination Date. You further agree and acknowledge that you will participate through the Termination Date in all other benefits and benefit plans in which you are currently enrolled in accordance with the eligibility accorded part-time employees who work the number of hours for


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which you have been scheduled and that your participation in and entitlement to any and all other benefits and benefit plans in which You are currently enrolled, but which are not otherwise specifically addressed in this Agreement, terminates according to the same terms and conditions as are available to BSC employees generally.

                  (d) For the period January 1, 1999 through June 30, 2000, your participation in BSC's Medical/Dental Plans shall continue, on the same terms and conditions as are made available to BSC employees generally, as provided by the Consolidated Omnibus Budget and Reconciliation Act of 1985 ("COBRA"). You may cancel such coverage at any time prior to June 30, 2000, should you desire to do so. BSC will pay the employer's portion of the insurance premium for any such medical/dental coverage elected through June 30, 2000. You acknowledge that the terms of the BSC Medical/Dental Plans offered to BSC employees generally may change from time to time, and that your coverage will be subject to any such change.

                  (e) Any unvested portions of previously awarded stock option grants will continue to vest through the Termination Date and will become exercisable under the terms and conditions contained in the applicable plan documents.

                  (f) BSC will arrange to transfer to you as a gift, effective January 1, 1999, ownership of the leased vehicle currently in your possession through BSC's leasing program. Any tax obligations associated with the value of this transfer will be your personal responsibility.

         4.       EXPENSE REIMBURSEMENT

                  BSC will reimburse you in accordance with usual BSC policy for all unreimbursed business travel and other out-of-pocket expenses incurred by you through the Termination Date in the performance of your duties as an employee of BSC. Such expenses must be submitted no later than the Termination date.

         5. PART-TIME EMPLOYMENT FOR THE PERIOD JANUARY 1, 1999 THROUGH DECEMBER 30, 2000.

                  (a) As described in Paragraph 1, above, Employee shall be employed by BSC as a part-time employee through the Termination Date. Attached to this Agreement as Attachment 2 is a description of the responsibilities to be performed by Employee through the Termination Date.

                  (b) At all times through the Termination Date, Employee shall observe all policies and guidelines established by BSC with respect to its employees, including but not limited to the Company's Code of Conduct and Employee Information Guide.


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                  (c) Prior to the Termination Date, Employee shall not work for or otherwise provide services for any other business, entity or person on a full-time basis or in any other way which would interfere with his ability to fully perform his part-time employment responsibilities in accordance with this
Section 5.
                  (d) Notwithstanding anything to the contrary in this Agreement, at any time prior to the Termination Date, BSC may change Employee's Termination Date to a date earlier than December 31, 2000 immediately upon notice to Employee if it determines that any of the following has occurred: (i) Employee has not signed and returned this Agreement prior to the end of the 21-day period referenced in Section 6(b), or has revoked or rescinded this Agreement pursuant to Section 7 of this Agreement; (ii) Employee has not cooperated in good faith to fulfill his obligations and agreements under Sections 5(a), (b) and (c), above, through and including the Termination Date;
or (iii) Employee has materially breached any of his other obligations or agreements under this Agreement or the Employment Agreement.

                  (e) If Employee's employment with BSC ends prior to December 31, 2000 as set forth in Section 5(d), above, in addition to any other remedies available to BSC: (i) BSC may cease making any payments under Sections 2(a), (b) and (c), above, provided, however, that such cessation of payments or other consideration shall neither nullify nor otherwise affect the enforceability of, or any of Employee's obligations under, this Agreement; and (ii) any reference in this Agreement to "Termination Date" shall refer to such earlier Termination Date.

         6.       RELEASE BY EMPLOYEE

                  (a) Employee hereby releases and forever discharges BSC and its subsidiaries, affiliates, successors, and assigns and the Directors, officers, shareholders, employees, representatives and agents of each of the foregoing (collectively "Releasees") of and from the following as of the date of execution of this Agreement:

                      (i) Any and all claims, demands, and liabilities whatsoever of every name and nature (other than those arising directly out of this Agreement), including (without limitation) those with respect to Employee's employment or the terms and conditions or termination of his employment, benefits or compensation which Employee has against Releasees, or ever had;

                      (ii) As included in the above, without limitation, all claims known or which reasonably could have been known for tortious injury, breach of contract, and wrongful discharge (including without limitation, any claim for constructive discharge), all claims for infliction of emotional distress, all claims for slander, libel, or defamation of character, all claims for retaliation and all claims for attorneys' fees, as related to Employee's


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                      employment by Releasees, or the terms and conditions or
                      termination of his employment, benefits, or compensation; and

                      (iii) Employee specifically releases and forever discharges Releasees from any and all claims based upon any allegation of employment discrimination, including (without limitation) discrimination on the basis of race, color, sex, age (including without limitation any claim pursuant to the Federal Age Discrimination in Employment
                      Act), religion, disability or national origin.

                  (b) Employee acknowledges that he has been given the opportunity, if he so desires, to consider this Agreement for 21 days before executing it. If Employee executes this Agreement within less than 21 days of the date of its delivery to him, he acknowledges that such decision was entirely voluntary and that he had the opportunity to consider this Agreement for the entire 21-day period. Employee agrees that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original twenty-one (21) day consideration period.

                  7.       RESCISSION

                  BSC acknowledges that for a period of seven (7) days from the date of the execution of this Agreement, Employee shall retain the right to revoke this Agreement by written notice to Boston Scientific Corporation, c/o Robert G. MacLean, Senior Vice President, Human Resources, One Boston Scientific Place, Natick, MA 01760, and that this Agreement shall not become effective or enforceable until the expiration of such revocation period. Therefore, no BSC obligations will be met and payments called for by BSC shall not be made under Sections 2(a), (b) and (c), above, until the expiration of such revocation period.

                  8.       NO DAMAGES SOUGHT; FUTURE ACTIONS

                  (a) Employee represents and states that he has not and will not seek any damages in connection with any complaints or charges filed against Releasees with any local, state or federal agency or court, and Employee agrees that if any complaint or charge is filed on his behalf, he shall take all reasonable steps necessary to refuse any compensation in connection with such claimed damages.

                  (b) In addition, to the extent permitted by applicable law, Employee represents and warrants that he has not previously recommended or suggested, and he will not recommend or suggest, to any federal, state or local governmental agency or any potential claimants against or employees of the Releasees, that they initiate any claim or lawsuit against the Releasees, and, again to the extent permitted by applicable law, Employee will not voluntarily aid, assist or cooperate with any claimants against or employees of the Releasees in bringing such claims or lawsuits; provided, however, that nothing in this Paragraph 8 will be


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construed to prevent Employee from giving truthful testimony in response to direct questions asked pursuant to a lawful subpoena or other legal process during any future legal proceeding involving the Releasees.

         9.       NO LIABILITY ADMITTED

                  Employee acknowledges that neither BSC's execution of this Agreement nor BSC's performance of any of its terms shall constitute an admission by BSC of any wrongdoing on Releasees' parts with respect to Employee in connection with any matter, including (without limitation) the matters set forth in Paragraph 6, above.

         10.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION

                  (a) Employee shall keep entirely secret and confidential, and shall not disclose to any person or entity, in any fashion or for any purpose whatsoever, any information that is: (i) not available to the general public; and/or (ii) not generally known outside BSC, regarding Releasees to which he has had access during the course of his employment by BSC, including (without limitation) any information relating to BSC's business or operations; its plans, strategies, prospects or objectives; its products, technology, processes or specifications; its research and development operations or plans; its customers and customer lists; its manufacturing, distribution, procurement, sales, service, support and marketing practices and operations; its financial conditions and results of its operations; its operational strengths and weaknesses; and its personnel and compensation policies, procedures and transactions.

                  (b) Employee agrees to return to BSC, on or before the Termination Date, documents or media of whatever nature, including summaries containing any of the notes or data referred to in the immediately preceding paragraph whatsoever, including all documents, data, material, details and copies thereof in any form. Employee agrees to return to BSC, on or before the Termination Date, all BSC property, including (without limitation) all computer equipment, property passes, keys, credit cards, business cards, identification badges, and all sample and demonstration products.

         11.      NO DETRIMENTAL COMMUNICATIONS

                  Employee agrees that he will not disclose or cause to be disclosed any negative, adverse or derogatory comments or information about Releasees, about any product or service provided by Releasees, or about Releasees' prospects for the future. Furthermore, Employee hereby represents to BSC that he has made no such communication to any public official, to any person associated with the media, or to any other person or entity. Employee acknowledges that BSC relies upon this representation in agreeing to enter into this Agreement.


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         12.      FUTURE ASSISTANCE

                  BSC may seek the assistance, cooperation or testimony of Employee in connection with any investigation, litigation, patent application or prosecution, or intellectual property or other proceeding arising out of matters within the knowledge of Employee and related to his position as an employee of BSC, and in any such instance, Employee shall provide such assistance, cooperation or testimony and BSC shall pay Employee's reasonable costs and expenses in connection therewith.

         13.      HIRING OF BSC EMPLOYEES

                  During the period beginning as of the date Employee signs this Agreement and for twenty-four (24) months thereafter, Employee shall not, directly or indirectly, attempt to hire away any individual who was an employee of BSC or any of the Releasees within the twelve (12)-month period immediately preceding the Transition Date, assist in the hiring away of any such employee by himself or any other person or entity, or encourage any such employee to terminate his or her employment with BSC, whether directly or indirectly, unless the President of BSC or his designee shall have given prior written approval.

         14.      POST-SEPARATION RESTRICTION

                  During the period beginning as of the date Employee signs this Agreement, and for twenty-four (24) months thereafter, Employee agrees that he shall not, directly or indirectly, without the written consent of an Executive Officer of BSC, engage in any activity in the area of medical device manufacturing which is competitive with BSC as it relates to any of the work Employee performed or with which Employee was familiar as an employee of BSC.

         15.      CONFIDENTIALITY

                  Employee agrees to keep confidential the existence of this Agreement, as well as all of its terms and conditions, and not to disclose to any person or entity the existence, terms or conditions of this Agreement except to his attorney, financial advisors and members of his immediate family provided they agree to keep confidential the existence, terms and conditions of this Agreement. In the event the Employee believes he is compelled by law to divulge the existence, terms or conditions of this Agreement, he will notify BSC (by notifying BSC's Legal Department) of the basis for the belief before actually divulging the information. Employee hereby confirms that as of the date of signing this Agreement, he has not disclosed the existence, terms or conditions of this Agreement, except as permitted by this Paragraph 15. In the event of a breach of this Agreement or the Employment Agreement, Employee shall repay to BSC all of the amounts paid under Sections 2(a), (b) and (c), above, and will be liable, moreover, for any damages which a court may determine and will be subject to injunctive relief, damages and any other relief which a court may award.


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         16.      GOVERNING LAW, SEVERABILITY

                  This Agreement is entered into and shall be construed under the laws of the Commonwealth of Massachusetts without regard to its conflicts of law rules. In the event any provision of this Agreement is determined to be illegal or unenforceable by a duly authorized court of competent jurisdiction, then the remainder of this Agreement shall not be affected thereby, it being the intention of the parties that each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. However, if any portion of the general release language in Paragraph 6, above, were ruled to be unenforceable for any reason, Employee shall return the consideration provided under Sections 2(a), (b) and (c), above, to BSC upon demand by BSC, which demand shall be made if Employee were to file any claim against BSC in violation of this Agreement, especially Paragraph 8.

         17.      WAIVERS, AMENDMENTS

                  The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation and shall not be deemed a waiver of any subsequent breach. No modification, alteration, or change or waiver of any provision of this Agreement shall be effective unless in writing and signed by both parties wherein specific reference is made to this Agreement.

         18.      NO OTHER INDUCEMENTS

                  This Agreement sets forth the entire understanding of the parties in connection with the subject matter hereof. Any and all prior negotiations are merged in this Agreement. Neither of the parties has made any settlement, representation or warranty in connection herewith (except those expressly set forth in this Agreement) which has been relied upon by the other party, or which acted as an inducement for the other party to enter into this Agreement.

         19.      PERSONS BOUND BY THE AGREEMENT

                  This Agreement shall be binding upon and inure to the benefit of Employee and BSC and their respective successors.

         20.      ASSIGNMENT OF INTERESTS

                  Employee warrants that he has not assigned or transferred or purported to assign or transfer any claim against Releasees.


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         21.      PREVAILING PARTY ENTITLED TO FEES

                  In the event that any action or proceeding is initiated to enforce or interpret the provisions of this Agreement, or to recover for a violation of the Agreement, the prevailing party in any such action or proceeding shall be entitled to its costs (including reasonable attorneys' fees).

         22.      REPRESENTATION

                  Employee represents that, prior to executing this Agreement, he had the opportunity to review the provisions of this Agreement with counsel of his choice.

                                 The parties have read the foregoing Agreement
and know its contents, and know that its terms are contractual and legally binding. The parties further agree that they enter this Agreement voluntarily and that they have not been pressured or coerced in any way into signing this Agreement.


IN WITNESS WHEREOF, the parties hereby agree.

by: /s/ Charles M. Mabrey                              December 29, 1998
    ---------------------------------------            -------------------------
    Charles M. Mabrey                                  Date


BOSTON SCIENTIFIC CORPORATION


By: /s/ Robert G. MacLean                              January 4, 1999
    ---------------------------------------            -------------------------
    Robert G. MacLean                                  Date
    Senior Vice President
    Human Resources



Attachments: 1.       Employment Agreement
                      Dated May 19, 1987

             2.       Part-Time Responsibilities Specification


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                                                                    ATTACHMENT 1

                                    MEDI-TECH

                              EMPLOYMENT AGREEMENT
                              --------------------

In consideration of my employment by MEDI-TECH, Incorporated ("the Company"), I agree to communicate to the Company all inventions, discoveries or improvements (whether or not patentable) which I may make during the term of my employment.

If requested to do so by the Company, I agree to do whatever is necessary to take out patents in any country and to assign all patents and applications relating to them to the Company, before or after leaving its employment. It is understood that the cost of making such assignments and procuring patents shall be paid by the Company. I further agree that rights to all royalties resulting from such patents will be the property of the Company.

If requested, but not otherwise, I agree to take out copyrights on work resulting from specific Company assignments and to assign such copyrights to the Company. I further agree that rights to all royalties resulting from such copyrights will be the property of the Company. It is understood, however, that copyrights resulting from professional activities of a general nature not resulting from a specific Company assignment are my own property.

I recognize that I will have knowledge of business confidences of the Company, including written material such as memoranda, sales records, product development information, customer information, financial information, and laboratory reports. I agree to hold confidential both during and after my employment all such matters, over and above the ordinary skill of my profession, the disclosure of which might prejudicially affect the Company or its clients. Upon termination of employment I will not take written or printed material with me whether in the form of printed reports, case memoranda, laboratory notebooks or any file material whatsoever without the written permission of the Company.

I further agree that for a period of two years after the termination of my employment with the Company, I will not, without the written consent of the Company, work for or assist any business organization which competes with the Company with respect to its products being sold or in development.


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As a condition of employment, I certify:

that to the best of knowledge, I have no commitments to any present or former employer, or to any other parties, which could create a conflict of interest on behalf of the Company its clients, and that I am free to disclose and make use of non-confidential information except as noted below (if none, please state so.)

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None
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that I have no commitments, or restrictions, in my service as a result of past or present consulting agreements, directorships, ownerships or other position or connection with any other organization, and will not enter into such commitments without prior discussions with the Company, except as noted below (if none, please state so.)

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None
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that I am not committed to publish any work of mine by any other organization, or have my name used in connection with any publication or promotional material which may appear subsequent to my employment, except as noted below (if none, please state so.)

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None
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Please bring this form to the Human Relations Department to execute signature and witness.

Name (printed)        Charles M. Mabrey
                      --------------------------------------------

Signature             /s/ Charles M. Mabrey
                      --------------------------------------------

Date                  5/18/87
                      --------------------------------------------

Witness to signature
                      --------------------------------------------
                               (Human Relations Department)


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                                                                    ATTACHMENT 2

                   Part-Time Responsibilities to be Performed
               by Charles M. Mabrey for the Period January 1, 1999
                 through December 31, 2000 ("Termination Date")


Through the Termination Date, Employee shall perform such responsibilities as may be reasonably requested by BSC, including without limitation:

1. Identify and assist to the extent requested in the orientation of Employee's successor(s) at BSC (during both the First Twelve-(12) Month Period and Second Twelve-(12) Month Period).

2. Assure a smooth transition of Employee's current job responsibilities, including: (i) the transition of such job responsibilities to his successor(s) or another one or more persons designated by his manager(s); and (ii) the professional handling of matters for which he is currently responsible until such matters are assigned to another one or more persons designated by BSC (during both the First Twelve-(12) Month Period and Second Twelve-(12) Month Period).

3. Evaluate and provide input with respect to the supply chain initiative (McKinsey Project) currently being implemented at BSC (particularly during the First Twelve-(12) Month Period).

4. Provide advice and assistance to facilitate the implementation and ongoing progress of the strategic manufacturing capacity plan (particularly during the First Twelve-(12) Month Period).

5. Provide advice and assistance to facilitate operational rationalization and consolidation (particularly during the First Twelve-(12) Month Period).


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